Exhibit 32.1

                  STATEMENT PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Ian M. Herman, Chief Executive Officer and President of Global Aircraft Solutions, Inc. formerly Renegade Venture (Nev.) Corporation (the "company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2004 (the "Report"), which this statement accompanies, fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly present, in all material respects, the financial condition and results of operations of the Company.


Dated: March 30, 2005                               /s/  Ian M. Herman
                                                    ---------------------------
                                                    Ian M. Herman
                                                    Chief Executive Officer
                                                    and Chief Financial Officer